UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 23, 2006

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)
2100 Gold Street
P.O. Box 649100
San Jose, CA 95164-9100
(Address of principal executive offices, with zip code)
(408) 586-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Awards Pursuant to the 2005 Executive Performance Incentive Plan
     On January 23, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Foundry Networks, Inc. (the “Company”), approved a recommendation to the Board of Directors, which was subsequently approved by the Board of Directors (with Bobby R. Johnson, Chief Executive Officer and President, abstaining) regarding the payment of certain year-end cash incentive awards. These awards were made due to the attainment of objective individual and corporate performance goals under the Company’s fiscal 2005 Executive Performance Incentive Plan (the “2005 Incentive Plan”). Based upon the Compensation Committee’s recommendation, the Board of Directors approved payments to the following individuals who will be identified as named executive officers in the proxy statement for the Company’s 2006 annual meeting in the amounts described below:

2005 Incentive Plan
Bonus Payment
Bobby R. Johnson, Jr., Chief Executive Officer and President	$187,500

Timothy D. Heffner, Vice President, Finance and Administration, and Chief Financial Officer	$75,000

Ken K. Cheng, Vice President and General Manager, High-Value Systems	$75,000

Paul L. Twombly, Vice President, Customer Service	$67,500
     In addition to the amounts listed above awarded to named executive officers, an aggregate of $211,250 was awarded to executive officers other than the named executive officers under the 2005 Incentive Plan.
     Fiscal 2006 Salaries
     Additionally, on January 23, 2006, the Compensation Committee established the following fiscal 2006 base salaries for the following Named Executive Officers:

Bobby R. Johnson, Jr. Chief Executive Officer and President	$600,000

Laurence L. Akin, Senior Vice President of Worldwide Sales	$350,000

Timothy D. Heffner, Vice President, Finance and Administration, and Chief Financial Officer	$400,000

Paul L. Twombly, Vice President, Customer Service	$360,000

Ken K. Cheng, Vice President and General Manager, High-Value Systems	$400,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: January 27, 2006	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)